UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________________
FORM 8-K
_______________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2019
_______________________________________________________________________________________
TRI Pointe Group, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-35796	61-1763235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 438-1400
Not Applicable
(Former name or former address, if changed since last report.)
_______________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2019, TRI Pointe Group, Inc., a Delaware corporation (the “Company”), announced in a press release that Michael D. Grubbs, Chief Financial Officer and Treasurer of the Company, will retire effective January 1, 2020. Mr. Grubbs will be succeeded as Chief Financial Officer and Treasurer by Glenn J. Keeler, the Company’s current Vice President and Chief Accounting Officer, effective January 1, 2020. Mr. Keeler will also continue to serve as Chief Accounting Officer of the Company.

Mr. Keeler has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Keeler and any other persons pursuant to which Mr. Keeler was appointed as Chief Financial Officer and Treasurer. For additional information about Mr. Keeler, including biographical information and information regarding related party transactions, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 21, 2019 (File No. 001-35796), which information is incorporated herein by reference.

In connection with Mr. Grubbs’ retirement, the Company and Mr. Grubbs entered into a letter agreement relating to the treatment of certain outstanding stock options and unvested restricted stock units (the “Letter Agreement”). Pursuant to the Letter Agreement, and contingent upon Mr. Grubbs’ continued employment by the Company through the effective date of his retirement and execution of a separation agreement and general release prior to the effective date of his retirement, the Company has agreed to (i) amend Mr. Grubbs’ outstanding stock option award agreements to allow him to exercise such stock options through the tenth anniversary of the grant date of each stock option and (ii) modify certain of Mr. Grubbs’ outstanding unvested restricted stock award agreements to provide for pro rata vesting of such awards through the date of Mr. Grubbs’ retirement pursuant to Section 5.9(a) of the Company’s Amended and Restated 2013 Long-Term Incentive Plan.

Effective upon Mr. Grubbs’ retirement from the Company, the Company and Mr. Grubbs intend to enter into a separation agreement and general release of claims, which will provide for, among other things, the release by Mr. Grubbs of any claims he may have against the Company and its affiliates relating to his employment with the Company as of the date of his retirement.

A copy of the Company’s press release announcing Mr. Grubbs’ retirement and Mr. Keeler’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(i)	Exhibits

10.1	Letter agreement by and between TRI Pointe Group, Inc. and Michael D. Grubbs, dated as of July 1, 2019

99.1	Press Release dated July 1, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Group, Inc.

Date: July 1, 2019	By:	/s/ David C. Lee
David C. Lee, Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Document

10.1	Letter agreement by and between TRI Pointe Group, Inc. and Michael D. Grubbs, dated as of July 1, 2019
99.1	Press Release dated July 1, 2019